UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2011

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On June 20, 2011, Danaher Corporation (“Danaher”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Purchase Agreement, for the sale by Danaher of $300 million aggregate principal amount of Floating Rate Senior Notes due 2013 (the “2013 Notes”), $400 million aggregate principal amount of 1.300% Senior Notes due 2014 (the “2014 Notes”), $500 million aggregate principal amount of 2.300% Senior Notes due 2016 (the “2016 Notes”) and $600 million aggregate principal amount of 3.900% Senior Notes due 2021 (the “2021 Notes,” and together with the 2013 Notes, the 2014 Notes and the 2016 Notes, the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-159060) and a related prospectus filed with the Securities and Exchange Commission.

Danaher expects to receive net proceeds, after the underwriting discount and expenses, of approximately $1.79 billion. The offering of the Notes is expected to close on June 23, 2011, subject to customary closing conditions.

The Notes will be issued pursuant to an indenture dated as of December 11, 2007 (the “Indenture”) between Danaher and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) as trustee (the “Trustee”) and a supplemental indenture relating to each series of Notes, each to be dated on or about June 23, 2011.

The above description of the Purchase Agreement and the Indenture is qualified in its entirety by reference to the Purchase Agreement and the Indenture. The Indenture has been included as Exhibit 1.2 to Danaher’s Current Report on Form 8-K filed on December 11, 2007, and the Purchase Agreement is filed as Exhibit 1.1 hereto. The Indenture and the Purchase Agreement are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Danaher, has issued an opinion to Danaher, dated June 20, 2011, regarding the legality of the Notes upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
1.1	Purchase Agreement, dated as of June 20, 2011
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ DANIEL L. COMAS
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: June 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of June 20, 2011
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)